Exhibit 10.33

FORM OF WARRANT

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AND PURSUANT TO THE PROVISIONS OF ARTICLE 5 BELOW, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAW OR, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION.

WARRANT TO PURCHASE SERIES A PREFERRED STOCK

Company: Pacira, Inc., a Delaware corporation (the “Company”)

Shares: [250,000]

Class of Stock: Series A Preferred Stock

Exercise Price: $1.25 per share (the “Exercise Price”)

Issue Date: July     , 2009

Term: See Section 5.1

THIS WARRANT CERTIFIES THAT, for value received as consideration pursuant to that certain Second Amendment to Industrial Real Estate Lease, dated July 2, 2009, by and between LASDK Limited Partnership and Pacira Pharmaceuticals, Inc. and for other good and valuable consideration the sufficiency of which is hereby acknowledged, [    ] (“Holder”) is entitled to purchase up to [Two Hundred Fifty Thousand (250,000)] fully paid and nonassessable shares of the Company’s Series A Preferred Stock (the “Shares”), at the Exercise Price, all as set forth herein, subject to the provisions and upon the terms and conditions set forth in this Warrant. All references to “common stock” herein shall mean the common stock of the Company.

ARTICLE 1. EXERCISE.

1.1 Method of Exercise. Holder may exercise this Warrant by delivering a duly executed Notice of Exercise in substantially the form attached as Appendix 1 hereto to the principal office of the Company. Unless Holder is exercising the conversion right set forth in Article 1.2, Holder shall also deliver to the Company a check or wire transfer (to an account designated by the Company), for the aggregate Exercise Price for the Shares being purchased.

1.2 Conversion Right. In lieu of exercising this Warrant as specified in Article 1.1, Holder may from time to time convert this Warrant, in whole or in part, into a number of Shares determined by dividing (a) the aggregate fair market value of the Shares or other securities otherwise issuable upon exercise of this Warrant minus the aggregate Exercise Price of such Shares by (b) the fair market value of one Share. The fair market value of the Shares shall be determined pursuant to Article 1.3.

1.3 Fair Market Value. If the common stock is traded in a public market and the Shares are common stock, the fair market value of each Share shall be the closing price of a share of common stock of the Company reported for the business day immediately before Holder delivers its Notice of Exercise to the Company (or in the instance where the Warrant is exercised immediately prior to the effectiveness of the Company’s initial public offering, the “price to public” per share price specified in the final prospectus relating to such offering). If the common stock is not traded in a public market or the Shares are not common stock, then the Board of Directors of the Company shall determine fair market value in its reasonable good faith judgment.

1.4 Delivery of Certificate and New Warrant. Promptly after Holder exercises or converts this Warrant and, if applicable, the Company receives payment of the aggregate Exercise Price, the Company shall deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised or converted and has not expired, a new Warrant representing the Shares not so acquired.

1.5 Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

ARTICLE 2. ADJUSTMENTS TO THE SHARES.

2.1 Stock Dividends, Splits, Combinations, Etc. If the Company declares or pays a dividend on the Shares payable in common stock, or other securities, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend occurred. If the Company subdivides the Shares by reclassification or otherwise into a greater number of shares or takes any other action which increases the amount of stock into which the Shares are convertible, the number of shares purchasable hereunder shall be proportionately increased and the Exercise Price shall be proportionately decreased. If the outstanding shares are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Exercise Price shall be proportionately increased and the number of Shares shall be proportionately decreased.

2.2 Reclassification, Exchange or Substitution, Etc. Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant, Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. The Company or its successor shall promptly issue to Holder an amendment to this Warrant setting forth the number and kind of such new securities or other property issuable upon exercise or conversion of this Warrant as a result of such reclassification, exchange, substitution or other event that results in a change of the number and/or class of securities issuable upon exercise or conversion of this Warrant.

2.3 Merger or Consolidation. Upon any capital reorganization of the Company’s capital stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 2) or a merger or consolidation of the Company with or into another corporation, then as a part of such reorganization, merger or consolidation, provision shall be made so that the Holder shall thereafter be entitled to receive upon the exercise or conversion of this Warrant, the number and kind of securities and property of the Company, or of the successor corporation resulting from such reorganization, merger or consolidation, to which that Holder would have received for the Shares if this Warrant had been exercised immediately before such reorganization, merger or consolidation.

2.4 Fractional Shares. No fractional Shares shall be issuable upon exercise or conversion of this Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional share interest by paying Holder an amount in cash computed by multiplying the fractional interest by the fair market value of a full Share.

2.5 Certificate as to Adjustments. Upon each adjustment of the Exercise Price, the Company shall promptly notify Holder in writing, and, at the Company’s expense, promptly compute such adjustment, and furnish Holder with a certificate of its Chief Financial Officer or other officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall furnish Holder a certificate setting forth the Exercise Price in effect upon the date thereof and the series of adjustments leading to such Exercise Price.

ARTICLE 3. REPRESENTATIONS AND COVENANTS OF THE COMPANY.

3.1 Notice of Certain Events. If the Company proposes at any time (a) to declare any dividend or distribution upon any of its stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend; (b) to effect any reclassification or recapitalization of any of its stock; or (c) to merge or consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up, then, in connection with each such event, the Company shall give Holder: (1) at least twenty (20) days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of common stock will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (a) above; and (2) in the case of the matters referred to in (b) and (c) above at least twenty (20) days prior written notice of the date when the same will take place (and specifying the date on which the holders of common stock will be entitled to exchange their common stock for securities or other property deliverable upon the occurrence of such event).

3.2 No Shareholder Rights or Liabilities. Except as provided in this Warrant, the Holder will not have any rights as a stockholder of the Company until the exercise of this Warrant. Absent an affirmative action by the Holder to purchase the Shares, the Holder shall not have any liability as a stockholder of the Company.

3.3 Closing of Books. The Company will at no time close its transfer books against the transfer of this Warrant or of any Shares issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.

3.4 Corporate Power. The Company has all the requisite corporate power and authority to issue this Warrant and to carry out and perform its obligations hereunder.

3.5 Authorization. All corporate action on the part of the Company, its directors and stockholders necessary for the authorization, execution, delivery and performance by the Company of this Warrant has been taken. This Warrant is a valid and binding obligation of the Company, enforceable in accordance with its terms.

3.6 Offering. Subject in part to the truth and accuracy of Holder’s representations set forth in Section 4 hereof, the offer, issuance and sale of this Warrant is, and the issuance of Shares upon exercise or conversion of this Warrant and the issuance of the Company’s common stock upon conversion of the Shares will be exempt from the registration requirements of the Securities Act, and are exempt from the qualification requirements of any applicable state securities laws; and neither the Company nor anyone acting on its behalf will take any action hereafter that would cause the loss of such exemptions.

3.7 Stock Issuance. Upon the exercise or conversion of this Warrant, the Company will use its best efforts to cause stock certificates representing the Shares purchased pursuant to the exercise or conversion thereof to be issued in the names of Holder, its nominees or assignees, as appropriate at the time of such exercise or conversion. Upon conversion of the Shares into the Company’s common stock, the Company will issue the common stock in the names of Holder, its nominees or assignees, as appropriate.

3.8 Certificates and Bylaws. The Company has provided Holder with true and complete copies of the Company’s Certificate of Incorporation, Bylaws and each Certificate of Designation or other charter document setting forth any rights, preferences and privileges of Company’s capital stock, each as amended and in effect on the date of issuance of this Warrant.

3.9 Series A Preferred Stock. The Shares issuable upon the exercise or conversion of this Warrant will represent less than ten (10%) percent of the Company’s authorized and issued Series A Preferred Stock.

ARTICLE 4. REPRESENTATIONS OF THE HOLDER. The Holder represents and warrants to the Company as follows:

4.1 Purchase for Own Account. This Warrant and the securities to be acquired upon exercise of this Warrant by the Holder will be acquired for investment for the Holder’s account, not as a nominee or agent, and not with a view to the public resale or distribution within the meaning of the Act. Holder also represents that the Holder has not been formed for the specific purpose of acquiring this Warrant or the Shares.

4.2 Disclosure of Information. The Holder has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the acquisition of this Warrant and its underlying securities. The Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Warrant and its underlying securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to the Holder or to which the Holder has access.

4.3 Investment Experience. The Holder understands that the purchase of this Warrant and its underlying securities involves substantial risk. The Holder has experience as an investor in securities of companies in the development stage and acknowledges that the Holder can bear the economic risk of such Holder’s investment in this Warrant and its underlying securities and has such knowledge and experience in financial or business matters that the Holder is capable of evaluating the merits and risks of its investment in this Warrant and its underlying securities and/or has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables the Holder to be aware of the character, business acumen and financial circumstances of such persons.

4.4 Accredited Investor Status. The Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Act.

4.5 The Act. The Holder understands that this Warrant and the Shares issuable upon exercise or conversion hereof have not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Holder’s investment intent as expressed herein. The Holder understands that this Warrant and the Shares issued upon any exercise or conversion hereof must be held indefinitely unless subsequently registered under the Act and qualified under applicable state securities laws, or unless exemption from such registration and qualification are otherwise available.

ARTICLE 5. MISCELLANEOUS.

5.1 Term. This Warrant is exercisable in whole or in part at any time and from time to time on or before the earlier of (i) 5:00 pm Pacific Time on the seventh anniversary of the Issue Date or (ii) the fifth anniversary of the consummation of the Company’s initial public offering.

5.2 Legends. This Warrant and the Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AND PURSUANT TO THE PROVISIONS OF ARTICLE 5 BELOW, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAW OR, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION.

5.3 “Market Stand off” Agreement. Holder hereby agrees that it will not, without the prior written consent of the Company, during the period commencing on the date of the final prospectus relating to the initial public offering of the capital stock of the Company and ending on the date specified by the Company (such period not to exceed one hundred eighty (180) days) (i) lend; offer; pledge; sell;

contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable, directly or indirectly, for common stock held immediately before the effective date of the registration statement for such offering or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of common stock or other securities, in cash, or otherwise.

5.4 Transfers. This Warrant and the Shares issuable upon exercise of this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company). Subject to the foregoing, this Warrant and the Shares issuable upon exercise of this Warrant shall be freely transferable.

5.5 Notices. All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company or the Holder, as the case may (or on the first business day after transmission by facsimile) be, in writing by the Company or such Holder from time to time. Effective upon receipt of the fully executed Warrant, all notices to the Holder shall be addressed as set forth on the signature page hereto until the Company receives notice of a change of address in connection with a transfer or otherwise. Notice to the Company shall be addressed as set forth on the signature page hereto until the Holder receives notice of a change in address.

5.6 Waiver. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

5.7 Counterparts. This Warrant may be executed in counterparts, all of which together shall constitute one and the same agreement.

5.8 Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of California, without giving effect to its principles regarding conflicts of law.

[Remainder of page intentionally left blank; signature page follows]

“COMPANY”
Address:
PACIRA, INC.
Pacira, Inc.
10450 Science Center Drive
By:	San Diego, CA 92121

Name:
(Print)
Title:

“HOLDER”
Address:
[ ]
HCP, Inc. 3760 Kilroy Airport Way, Suite 300
By:	Long Beach, CA 90806-2473
Attention: Legal Department
Name:
(Print)
Title:

APPENDIX 1

NOTICE OF EXERCISE

1.	Holder elects to purchase of the Shares pursuant to the terms of the attached Warrant, and tenders payment of the purchase price of the shares in full.

[or]

1.	Holder elects to convert the attached Warrant into Shares in the manner specified in the Warrant. This conversion is exercised for of the Shares covered by the Warrant.

[Strike above paragraph that does not apply.]

2.	Please issue a certificate or certificates representing the shares in the name specified below:

(Holder’s Name)

(Address)

3.	By its execution below and for the benefit of the Company, Holder hereby restates each of the representations and warranties in Article 4 of the Warrant as the date hereof.

HOLDER:

By:

Name:

Title:

(Date):